SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  October 21, 2004

                              LIFECELL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

           Delaware                01-19890                 76-0172936
           --------                --------                 ----------
        (State Or Other           (Commission             (IRS Employer
        Jurisdiction Of           File Number)          Identification No.)
        Incorporation)

                One Millenium Way
                Branchburg, New Jersey                      08876
              ----------------------------------------------------
             (Address of Principal Executive Offices)     (Zip Code)

       Registrant's telephone number, including area code   (908) 947-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On October 21, 2004, LifeCell Corporation (the "Registrant") issued a press release regarding results for the third quarter ended September 30, 2004. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information in this report under Item 2.02 is being furnished pursuant to Item 2.02 of Form 8-K, insofar as it discloses historical information regarding the Registrant's results of operations and financial condition as of, and for the third quarter ended September 30, 2004. In accordance with General Instructions B.2 of Form 8-K, the information in this Current Report on Form 8-K under Item 2.02, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01.  OTHER EVENTS.

     ALLOCRAFT DBM As previously disclosed, at the end of 2003, the Registrant commenced commercial distribution of AlloCraftDBM without obtaining United States Food and Drug Administration ("FDA") pre-market clearance or approval based on the belief that AlloCraftDBM is eligible for regulation solely as a human tissue. In late September 2004, the FDA notified the Registrant by written decision that after reviewing promotional materials for AlloCraftDBM, they believe that it does not meet the criteria for regulation as a human tissue. In their letter to the Registrant, the FDA requested that the Registrant promptly file a Request for Designation, or RFD, to initiate a proceeding in which the FDA would determine the proper classification and associated pre-market requirements. The Registrant intends to file the RFD taking the position that AlloCraftDBM is properly regulated as a human tissue. If the FDA does not agree, AlloCraftDBM may be subject to regulation as a medical device, a biologic or a drug. The FDA could also require the Registrant to cease marketing and / or recall product already sold until FDA clearance or approval is obtained. The FDA could also seek to impose enforcement sanctions against the Registrant for marketing this product without such prior FDA authorization.

     VASCULAR GRAFT Earlier this year, the Registrant disclosed that the FDA did not approve its IDE application for the Registrant's acellular umbilical vein graft intended for use as an AV access graft. The Registrant has been involved in discussions with the FDA as to the requirements for securing IDE approval as well as the design of the clinical trials that would be required to obtain product approval. Although the Registrant believes that its acellular umbilical vein graft potentially represents a unique approach of dealing with many of the issues associated with AV access, the recent change in regulatory pathway has forced the Registrant to reevaluate this program. The Registrant believes that the FDA would like it to complete additional animal work that would delay the approval of an IDE for at least one year and assuming that human clinical trials could commence in 2006, the Registrant would not expect to obtain final approval and launch its product until 2008. The change in regulatory pathway has significantly impacted the expected time to market as well as the development cost and potentially the cost to produce the final product. After careful consideration of each of these factors as well as the associated risks, the Registrant has decided to discontinue development of the umbilical vein graft as a medical device.

Forward  Looking  Statements
----------------------------

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as "may," "will," "should," "plan," "expect," "anticipate," "estimate" and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management's judgment regarding future events. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable, the Registrant can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K regarding our financial position, financial guidance, business strategy, products, products under development and clinical trials, markets, budgets, plans, regulatory matters or objectives for future operations are forward-looking statements. The Registrant cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Registrant's actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under "Risk Factors" contained in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)   Exhibits

As described above, the following Exhibit is furnished as part of this Current Report on Form 8-K:

     Exhibit 99.1 - Press release dated October 21, 2004

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      LIFECELL CORPORATION


                                             By:  /s/  Steven Sobieski
                                                ----------------------
                                                 Steven T. Sobieski
                                                 Chief Financial Officer


Date:   October 21, 2004